Exhibit 4.2
Final Form
SENTINEL LABS, INC.
SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
THIS SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of October 28, 2020, by and among Sentinel Labs, Inc., a Delaware corporation d/b/a SentinelOne (the "Company"), each of the holders of shares of the Company's Series Seed Preferred Stock listed on Schedule A hereto (the "Series Seed Investors"), each of the holders of shares of the Company's Series A Preferred Stock listed on Schedule B hereto (the "Series A Investors"), each of the holders of shares of the Company's Series B Preferred Stock listed on Schedule C hereto (the "Series B Investors"), each of the holders of shares of the Company's Series C Preferred Stock listed on Schedule D hereto (the "Series C Investors"), each of the holders of shares of the Company's Series D Preferred Stock listed on Schedule E (the "Series D Investors"), each of the holders of shares of the Company's Series E Preferred Stock listed on Schedule F (the "Series E Investors") and each of the holders of shares of the Company's Series F Preferred Stock listed on Schedule G (the “Series F Investors,” and together with the Series Seed Investors, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors and the Series E Investors, the "Investors"), and each of the stockholders listed on Schedule H hereto, each of whom is referred to herein as a "Key Holder."
RECITALS
WHEREAS, the Company, the Series Seed Investors, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors, the Series E Investors and the Key Holders (collectively, the "Existing Parties") have entered into that certain Fifth Amended and Restated Investors' Rights Agreement dated as of February 7, 2020 (the "Prior Agreement") and the requisite Existing Parties desire to amend and restate the Prior Agreement in accordance with Section 6.6 thereof;
WHEREAS, the Company and the Series F Investors are parties to the Series F Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Series F Investors have agreed to purchase shares of Series F Preferred Stock; and
WHEREAS, in order to induce the Existing Parties to approve the issuance of shares of Series F Preferred Stock and to induce the Series F Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors, the Key Holders and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Existing Parties hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties to this Agreement further agree as follows:
1.    Definitions. For purposes of this Agreement:
"Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any private equity or venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
“Board of Directors” means the board of directors of the Company.
"Common Stock" means shares of the Company's common stock, par value $0.0001 per share.
"Competitor" means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of developing, marketing, selling and distributing endpoint security solutions, but shall not include (a) any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor or (b) any private equity or venture capital fund (including, for the avoidance of doubt, Anchorage Illiquid Opportunities Offshore Master V, L.P. and its Affiliates (collectively, "Anchorage")
"Damages" means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
"Derivative Securities" means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
“Direct Listing” has the meaning set forth in the Restated Certificate.
"Disqualifying Event" means any "bad actor" disqualifying event described in Rule 506(d)(l)(i) to (viii) of the Securities Act, except for a Disqualifying Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Excluded Registration" means (i) a registration relating-to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered or (v) a registration for a Direct Listing.
"FOIA Party" means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 ("FOIA"), any state public records access law, any state or other jurisdiction's laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

"Form S-1" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
"Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
"GAAP" means generally accepted accounting principles in the United States.
"Holder" means any holder of Registrable Securities who is a party to this Agreement.
"Immediate Family Member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law, including adoptive relationships, of a natural person referred to herein.
"Initiating Holders" means, collectively, Holders who properly initiate a registration request under this Agreement.
"IPO" means the Company's first underwritten public offering of its Common Stock under the Securities Act.
"Insight" means Insight Venture Partners X, L.P., Insight Venture Partners (Cayman) X, L.P., Insight Venture Partners X (Co-Investors), L.P., and Insight Venture Partners (Delaware) X, L.P.
"Key Holder Registrable Securities" means (i) the shares of Common Stock held by the Key Holders, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.
"Major Investor" means any Investor that, individually or together with such Investor's Affiliates, holds at least 3,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
"New Securities" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities; provided, however, that New Securities shall not include Exempted Securities (as defined in the Restated Certificate).
"Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.
"Preferred Stock" means, collectively, shares of the Company's Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.
“Qualified Investor” means any Investor that (i) purchased shares of Series F Preferred Stock pursuant to the Purchase Agreement and (ii) as of immediately prior to the IPO or the Direct Listing with a DL Private Placement (as defined herein), continues to hold, individually or together with such Investor's Affiliates, at least 1,658,182 shares of Series F Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); provided, that Insight shall be deemed to hold one additional share of Series F Preferred Stock for every two Secondary Shares (as defined in the Purchase Agreement) purchased by Insight in the Secondary (as defined in the Purchase Agreement) (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) that Insight continues to hold as of immediately prior to the IPO or the Direct Listing with a DL Private Placement (the “Insight Proviso”).
"Registrable Securities" means (i) any Common Stock held by the Investors, including Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1 (and any other applicable Section or Subsection with respect to registrations under Subsection 2.1), 2.10, 3.1, 3.2, 4.1 and 6.7; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.
"Registrable Securities then outstanding" means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
“Restated Certificate” means the Company's Eighth Amended and Restated Certificate of Incorporation (as it may be amended and/or restated from time to time).
"Restricted Securities" means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.
"SEC" means the Securities and Exchange Commission.
"SEC Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.
"SEC Rule 145" means Rule 145 promulgated by the SEC under the Securities Act.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Selling Expenses" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.
"Series A Preferred Stock" means shares of the Company's Series A Preferred Stock, par value $0.0001 per share.
"Series B Preferred Stock" means shares of the Company's Series B Preferred Stock, par value $0.0001 per share.
"Series C Preferred Stock" means shares of the Company's Series C Preferred Stock, par value $0.0001 per share.

"Series D Preferred Stock" means shares of the Company's Series D Preferred Stock, par value $0.0001 per share.
1.1    "Series E Preferred Stock" means shares of the Company's Series E Preferred Stock, par value $0.0001 per share.
1.2    "Series F Preferred Stock" means shares of the Company's Series F Preferred Stock, par value $0.0001 per share.
1.3    "Series Seed Preferred Stock" means shares of the Company's Series Seed Preferred Stock, par value $0.0001 per share.
2.    Registration Rights. The Company covenants and agrees as follows:
2.1    Demand Registration.
(a)    Form S-1 Demand. If at any time during the period commencing on the date that is one hundred eighty (180) days after the effective date of the registration statement for the IPO or the Direct Listing, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with an anticipated aggregate offering price, net of Selling Expenses, of not less than $10 million, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the "Demand Notice") to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.
(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.
(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company's chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the

Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.
(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the one hundred eighty (180) day period commencing on the effective date of a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsections 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company's good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as "effected" for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as "effected" for purposes of this Subsection 2.1(d).
2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash ( other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.
2.3    Underwriting Requirements.
(a)    If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities which are not Key Holder Registrable Securities to be included in such underwriting shall not be reduced unless all Key Holder Registrable Securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
(b)    In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders' Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO (if the Company has not already completed a Direct Listing), in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder's securities are included in such offering or (iii) notwithstanding (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such "selling Holder," as defined in this sentence.

(c)    For purposes of Subsection 2.1, a registration shall not be counted as "effected" if, as a result of an exercise of the underwriter's cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to 180 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act or a Direct Listing shall have become effective, its insider trading policy shall provide that the Company's directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder's Registrable Securities.
2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers' and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements not to exceed $25,000, of one counsel for the selling Holders ("Selling Holder Counsel"), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. All expenses incurred by the Company in connection with a Direct Listing, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.
2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement (i) under this Section 2 or (ii) in connection with a Direct Listing:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this

Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party's ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.
(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder's liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO or Direct Listing (whichever occurs first);

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO or Direct Listing (whichever occurs first)), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least fifty-five percent (55%) of the Registrable Securities then outstanding, voting together as a single class on an as-converted basis (such Holders, the "Requisite Holders"), enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.11.
2.11    "Market Stand-off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days (plus an additional eighteen (18) days to the extent necessary to comply with regulatory requirements) in the case of the IPO (if the Company has not already completed a Direct Listing)), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto)(such period, the "Standoff Period"), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO (if the Company has not already completed a Direct Listing) and shall not apply to the sale of any shares in a Direct Listing, or to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the

Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company obtains a similar agreement from all directors and officers of the Company and all stockholders individually owning more than one percent (1%) of the Company's outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters ( other than discretionary financial hardship waivers not exceeding $50,000 for any Holder of shares of Common Stock) shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.
2.12    Restrictions on Transfer
(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(b)    Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.
(c)    The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder's intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a "no action" letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
(d)    Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of any securities of the Company, or any beneficial interest therein, to any person other than the Company unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that the proposed transferee is not subject to any Disqualifying Event, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company.
2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:
(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate;
(b)    as to any holder of less than one percent (1%) of the outstanding Registrable Securities, at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares without limitation during a three-month period without registration; and
(c)    the fifth anniversary of the IPO or a Direct Listing (whichever occurs first).

3.    Information Rights.
3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company:
(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders' equity as of the end of such year; all such financial statements prepared in accordance with GAAP and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders' equity as of the end of such fiscal quarter all prepared in accordance with GAAP ( except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)    as soon as practicable, but in any event within thirty (30) days before the end of each fiscal year, a budget and operating plan for the next fiscal year (the "Budget"), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and
(d)    upon request, with respect to the financial statements called for in Subsection 3.1(a), Subsection 3.1(b), and Subsection 3.1(c), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b), and Subsection 3.1(c)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein.
Notwithstanding any of the foregoing, the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company's good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering or Direct Listing; provided that the Company's covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

For purposes of this Section 3.1, Qualcomm Ventures LLC, its Affiliates, and each of their permitted successors and assigns (collectively, “Qualcomm”) shall be deemed to be a “Major Investor” and entitled to the delivery of financial information as permitted herein to the Major Investors of the Company. The provisions of this Section 3.1 as it relates to the right of Qualcomm to receive financial information of the Company may be amended and the observance of any term thereof may be waived only with the written consent of Qualcomm.
3.2    Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company), at such Major Investor's expense, to visit and inspect the Company's properties; examine its books of account and records; and discuss the Company's affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
3.3    Observer Rights.
(a)    As long as Data Collective II, L.P. ("Data Collective") owns not less than fifty percent (50%) of the shares of Series Seed Preferred Stock originally purchased by it under the Seed Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite Matthew Ocko to attend all meetings of the Board of Directors and committees of the Board of Directors in a nonvoting observer capacity. In this respect, the Company shall give Mr. Ocko copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that Mr. Ocko agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided and to be bound by the provisions of Subsection 3.5 of this Agreement; and provided further, that the Company reserves the right to withhold any information and to exclude Mr. Ocko from any meeting or portion thereof if access to such information or attendance at such meeting that the company reasonably believes, upon advice of counsel, would adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if Mr. Ocko is a Competitor of the Company. For the avoidance of doubt, the Company shall not be obligated to provide observer rights under this Subsection 3.3 to any representative of Data Collective other than Mr. Ocko.
(b)    As long as Redpoint Omega II, L.P. ("Redpoint") owns not less than fifty percent (50%) of the shares of Series C Preferred Stock originally purchased by it under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite one designee of Redpoint, who shall initially be Elliot Geidt, to attend all meetings of the Board of Directors in a nonvoting observer capacity. In this respect, the Company shall give such designee copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such designee agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided and to be bound by the provisions of Subsection 3.5 of this Agreement; and provided further, that the Company reserves the right to withhold any information and to exclude such designee from any meeting or portion thereof if access to such information or attendance at such meeting that the company reasonably believes, upon advice of counsel, would adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets, or if such designee is a Competitor of the Company.

(c)    As long as Anchorage owns not less than fifty percent (50%) of the shares of Series D Preferred Stock originally purchased by it under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite one designee of Anchorage, who shall initially be Alex Kassan, to attend all meetings of the Board of Directors in a nonvoting observer capacity. In this respect, the Company shall give such designee copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such designee agrees to hold in confidence and trust all information so provided and to be bound by the provisions of Subsection 3.5 of this Agreement; and provided further, that the Company reserves the right to withhold any information and to exclude such designee from any meeting or portion thereof if access to such information or attendance at such meeting that the Company reasonably believes, upon advice of counsel, would adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets.
3.4    Termination of Information and Observer Rights. The covenants set forth in Subsection 3.1, Subsection 3.2 and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO or a Direct Listing (whichever occurs first), (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.
3.5    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained directly or indirectly from the Company (including notice of the Company's intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general ( other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of or reliance upon the Company's confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5, provided that (x) the Investor provides such prospective purchaser's identity to the Company prior to any disclosure of confidential information and (y) the Board of Directors confirms in writing that it has determined that such prospective purchaser is not a Competitor of the Company; (iii) to any existing or prospective Affiliate, partner, limited partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business; provided, that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be (x) required by law, including under a judicial or governmental order or in connection with a judicial or governmental proceeding, or (y) required or requested under any regulation or any regulatory or supervisory authority with authority over such Investor, provided that, to the extent practical and permitted to do so under applicable law, rule, regulation or order, the Investor promptly notifies the Company of such disclosure (other than in the case of where such disclosure is made in connection with an examination by any regulatory or supervisory authority) and takes reasonable steps to minimize the extent of any such required disclosure.

4.    Rights to Future Stock Issuances.
4.1    Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having "beneficial ownership," as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor ("Investor Beneficial Owners"); provided that, each such Affiliate or Investor Beneficial Owner: (x) is not a Competitor or FOIA Party, unless such party's purchase of New Securities is otherwise consented to by the Board of Directors, and (y) agrees to enter into this Agreement and each of the Seventh Amended and Restated Voting Agreement and Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an "Investor" under each such agreement (provided that, any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof).
(a)    The Company shall give notice (the "Offer Notice") to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities) (such portion of the New Securities hereinafter referred to as a Major Investor's "Pro Rata Share"). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a "Fully Exercising Investor") of any other Major Investor's failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).
(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.
(d)    The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate), (ii) shares of Common Stock issued in the IPO or (iii) shares of Series F Preferred Stock issued pursuant to the Purchase Agreement, including, without limitation, shares issued at the Insight Closing (as defined in the Purchase Agreement), if any.
(e)    Notwithstanding anything to the contrary herein, if the rights of a Major Investor under Subsection 4.1 with respect to an offering of New Securities are waived without the consent of such Major Investor, and any Major Investor actually purchases any New Securities in any such offering, then each Major Investor who did not consent to such waiver shall be permitted to participate in such offering on a pro rata basis (based on the level of participation of the Major Investor purchasing the largest portion of such Major Investor's Pro Rata Share), in accordance with the other provisions (including notice and election periods) set forth in Subsection 4.1; provided, however, that in no event shall this Subsection 4.1(e) give rise to a right of any Major Investor to purchase more New Securities than such Major Investor's Pro Rata Share. The preceding sentence may not be amended or waived without the consent of each Major Investor.
4.2    Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO or a Direct Listing (whichever occurs first), (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.
5.    Additional Covenants.
5.1    Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary ( or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement substantially in the form approved by the Board of Directors.
5.2    Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company's capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a "right of first refusal" on employee transfers until the IPO or a Direct Listing (whichever occurs first) and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.
5.3    Insurance. The Company shall use commercially reasonable efforts to maintain, from financially sound and reputable insurers, (a) "directors and officers" liability insurance and (b) term "key person" insurance on each of Tomer Weingarten and Almog Cohen, each in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The key person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors. Notwithstanding any other provision of this Section 5.3 to the contrary, for so long as a Series B Director, a Series C Director or a Series D Director (each as defined in the Seventh Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and the other parties thereto) is serving on the Board of Directors, the Company shall not cease to maintain a "directors and officers" liability insurance policy with a carrier and in an amount satisfactory to the Board of Directors.
5.4    Directed Shares. If the Company undertakes (x) an IPO or (y) a Direct Listing that is completed concurrently with a private placement transaction that is exempt from the Securities Act (a "DL Private Placement"), whichever occurs first, the Company will:
(a)    in the event of an IPO, use its commercially reasonable efforts to allocate, or to cause its managing underwriter(s) to allocate, to each Qualified Investor, either under a “directed share program” or in a concurrent private placement transaction that is exempt from the Securities Act (an "IPO Private Placement" and, together with the DL Private Placement, each a "Concurrent Private Placement"), such decision being at the Company's sole discretion, in either case on the same terms being offered to the public investors in the IPO, the right (but not the obligation) to purchase up to a number of shares of Common Stock in the IPO or the IPO Private Placement equal to such Qualified Investor's Share Allocation (as defined below).
(b)    in the event of a DL Private Placement, use its commercially reasonable efforts to allocate to each Qualified Investor, in such DL Private Placement, on the terms being offered by the Company in such DL Private Placement, the right (but not the obligation) to purchase up to a number of shares of Common Stock in the DL Private Placement equal to such Qualified Investor's Share Allocation (as defined below).
(c)    For purposes of this Section 5.4, a Qualified Investor's “Share Allocation” is a number of shares of Common Stock with an aggregate purchase price equal to (i) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon conversion of the shares of Series F Preferred Stock held by each Qualified Investor (including, with respect to Insight, the shares of Series F Preferred Stock deemed held by Insight in accordance with the Insight Proviso) as of immediately prior to the IPO or the DL Private Placement, as applicable, and the denominator of which is the aggregate number of shares of Common Stock issued or issuable upon conversion of the shares of Series F Preferred Stock held by all Qualified Investors (including the shares of Series F Preferred Stock deemed held by Insight in accordance with the Insight Proviso) as of immediately prior to the IPO or the DL Private Placement, as applicable, multiplied by (ii) the lesser of (a) $50,000,000 and (b) 20% of the aggregate gross proceeds received by the Company in the IPO or the DL Private Placement. Each Qualified Investor shall have the right to apportion its Share Allocation among itself and its Affiliates. If a Qualified Investor (including any of its Affiliates) does not purchase the entire Share Allocation apportioned to such Qualified Investor (a “Non-Fully Participating Investor”), and the other Qualified Investor(s) (including any of their Affiliates) purchase(s) the entire Share Allocation apportion to such other Qualified Investor(s) (collectively, the “Fully Participating Investors”), each such Fully Participating Investor will have the right (but not the obligation) to purchase on a pro rata basis (based on the level of participation of the Fully Participating Investors purchasing the entire Share Allocation of each such Fully Participating Investors Share Allocation) the Share Allocation for such Non-Fully Participating Investor was entitled to purchase but did not purchase. Each Qualified Investor acknowledges that notwithstanding the terms of this Agreement, the designation of shares by the managing underwriter(s) and/or the issuance of shares in a Concurrent Private Placement will only be made in compliance with all federal and state securities laws, including, without limitation, the Securities Act, all applicable rules and regulations promulgated by FINRA (including FINRA Rules 2010 and 5130) and such other self-regulatory organizations as may be applicable in connection with the IPO, the Direct Listing or the Concurrent Private Placement or have authority over the participants therein. The Company and the Investor each acknowledge that this indication of interest is not intended to be an offer to purchase from the Investor but merely an indication of interest to assist the Company in structuring the IPO or the Concurrent Private Placement and preparing the appropriate disclosure, if any, in the registration statement. The Qualified Investors agree and acknowledge that in case of a Direct Listing, the Company in its sole discretion may determine whether to complete a primary component in connection with such Direct Listing, and if the Company completes a Direct Listing with no primary component, the Investor agrees that its Share Allocation rights pursuant to this Subsection 5.4 shall be deemed waived and of no further force or effect without any further action by the Investor or the Company. All shares purchased pursuant to this Subsection 5.4 shall be subject to a customary “market stand-off” agreement to be entered into with the underwriters for the duration of the Standoff Period. Any discretionary release, waiver or termination of the restrictions of any or all of such “market stand-off” agreements ( other than discretionary financial hardship waivers not exceeding $50,000 for any Holder of shares of Common Stock) shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.
5.5    Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.5 and 5.6 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or a Direct Listing (whichever occurs first), (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.
5.6    Bad Actor Status
(a)    The Company will notify the Investors promptly in writing in the event a "bad actor" Disqualifying Event becomes applicable to the Company.
(b)    Each party to this Agreement ( other than the Company) will promptly notify the Company in writing if it or, to its knowledge, any person specified in Rule 506(d)(l) under the Securities Act becomes subject to any Disqualifying Event.
5.7    FCPA Compliance. The Company shall not, and shall not permit any of its subsidiaries and Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents ( collectively, “Representatives”) to, promise, authorize or make any payment to, or otherwise contribute any item of value to, any person in violation of the U.S. Foreign Corrupt Practices Aet (“FCPA”) or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of its subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates or any of its or their respective Representatives in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of its Affiliates and subsidiaries to, maintain systems or internal controls (such as accounting systems, purchasing systems and billing systems) designed to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

5.8    U.S. Real Property Holding Company: The Company shall conduct its affairs so as to avoid the Company being treated as a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code, as amended (the “Code”) and any applicable regulations promulgated thereunder (“USRPHC”). The Company shall notify the Investor promptly following any “determination date” (as defined in Treasury Regulations section 1.897-2(c)(1)) or otherwise within five (5) business days of becoming aware that the Company is, or is reasonably likely to be, a USRPHC. In addition, at any time upon the Investor's request, the Company shall issue a statement to the Investor, in form and substance as described in Treasury Regulations sections 1.897-2(h)(1) and 1.1445-2(c) (or any successor regulations) and signed under penalties of perjury, regarding whether any interest in the Company constitutes a “U.S. real property interest” within the meaning of Section 897(c) of the Code, together with an executed notice to the Internal Revenue Service described in Treasury Regulations section 1.897-2(h)(2) (or any successor regulation). Such statement shall be delivered within ten (10) business days of the Investor's written request therefor.
5.9    Additional Tax Matters. The Company shall take such actions, including making an election to be treated as an association taxable as a corporation, as may be required to ensure that at all times the Company is classified as corporation for United States federal income tax purposes.
6.    Miscellaneous.
6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder (including, without limitation, an affiliated charitable foundation, a retired partner or member of a Holder); (ii) is a Holder's Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder's Immediate Family Members; or (iii) after such transfer, holds at least 200,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder's Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder's Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
6.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware without regard to principles of conflicts of law.
6.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient's normal business hours, and if not sent during normal business hours, then on the recipient's next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the Schedules hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy (which itself shall not constitute notice) shall also be sent to Fenwick & West LLP, 801 California St., Mountain View, CA 94041, Attention: Cynthia Hess and Steve Levine, and if notice is given to any Investor or Key Holder, a copy shall also be given to any person or persons so designated by such Investor or Key Holder. If notice is given to Tiger Global Private Investment Partners VII, L.P. and/or Tiger Global Private Investment Partners XII, L.P., a copy (which itself shall not constitute notice) shall also be sent to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP,1250 Broadway, 23rd Floor, New York, NY 10001, Attention: Steven L. Baglio.
6.6    Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the "DGCL"), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Investor's or Key Holder's name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in such stockholder's electronic mail address, and that failure to do so shall not affect the foregoing.
6.7    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least 55% of the shares of the shares of Common Stock then issued or issuable upon conversion of the shares of Preferred Stock held by the Investors (voting as a single class); provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c); and provided further that any provision hereof may be waived by any waiving party on such party's own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion; (b) Subsection 5.4 and any other subsection applicable to the specific rights of the Qualified Investors under Subsection 5.4 (including this clause (b) of this Subsection 6.7) may not be amended, modified, terminated or waived without the prior written consent of the holders of a majority of the shares of the shares of Common Stock then issued or issuable upon conversion of the shares of Series F Preferred Stock held by the Qualified Investors (voting as a separate class). Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders who are then providing services to the Company as officers, employees or consultants. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
6.8    Waiver of Right of First Offer and Notice under the Prior Agreement. Pursuant to Section 6.6 of the Prior Agreement, the Company and the Requisite Holders hereby waive any and all purchase rights and related notice rights pursuant to Section 4.1 of the Prior Agreement with respect to the Company's issuance and sale of up to (a) 22,128,984 shares of Series F Preferred Stock pursuant to Section 1.1 of the Purchase Agreement and (b) 1,927,298 shares of Series F Preferred Stock pursuant to Section 1.3 of the Purchase Agreement.
6.9    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
6.10    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
6.11    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company's Series F Preferred Stock after the date hereof, any purchaser of such shares of Series F Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an "Investor" for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an "Investor" hereunder.
6.12    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.13    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and ( c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS HEREUNDER, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.
6.14    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

COMPANY:

SENTINEL LABS, INC.

By:	/s/ Tomer Weingarten

Name:	Tomer Weingarten

Title:	Chief Executive Officer
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

KEY HOLDERS:

/s/ Tomer Weingarten
Tomer Weingarten

Almog Cohen
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

KEY HOLDERS:

Tomer Weingarten

/s/ Almog Cohen
Almog Cohen
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS VII, L.P.

By:	Tiger Global PIP Performance VII, L.P.
Its General Partner

By:	Tiger Global PIP Management VII, Ltd.
Its General Partner

By:	/s/ Steve Boyd
Name:	Steve Boyd
Title:	Director
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS VII, L.P.

By:	Tiger Global PIP Performance XII, L.P.
Its General Partner

By:	Tiger Global PIP Management XII, Ltd.
Its General Partner

By:	/s/ Steve Boyd
Name:	Steven Boyd
Title:	General Counsel

JOHN CURTIUS

John Curtius
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS XII, L.P.

By:	Tiger Global PIP Performance XII, L.P.
Its General Partner

By:	Tiger Global PIP Management XII, Ltd.
Its General Partner

By:
Name:	Steve Boyd
Title:	General Counsel

JOHN CURTIUS

/s/ John Curtius
John Curtius
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

SCGE FUND, L.P.

By:	/s/ Kimberly Summe
Name:	Kimberly Summe
Title:	Chief Operating Officer and General Counsel
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS X, L.P.

By:	Insight Venture Associates X, L.P., its general partner
By:	Insight Venture Associates X, Ltd., its general partner

By:	/s/ Andrew Prodromos

Name:	Andrew Prodromos

Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) X, L.P.

By:	Insight Venture Associates X, L.P., its general partner
By:	Insight Venture Associates X, Ltd., its general partner

By:	/s/ Andrew Prodromos

Name:	Andrew Prodromos

Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) X, L.P.

By:	Insight Venture Associates X, L.P., its general partner
By:	Insight Venture Associates X, Ltd., its general partner

By:	/s/ Andrew Prodromos

Name:	Andrew Prodromos

Title:	Authorized Officer
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS X (CO- INVESTORS), L.P.
By:	Insight Venture Associates X, L.P., its general partner
By:	Insight Venture Associates X, Ltd., its general partner

By:	/s/ Andrew Prodromos

Name:	Andrew Prodromos

Title:	Authorized Officer
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Am ended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

THIRD POINT VENTURES LLC

as nominee for funds managed and/or advised by Third Point LLC

By:	THIRD POINT LLC, its Attorney-in-Fact

By:	/s/ Josh Targoff

Name:	Josh Targoff

Title:	Partner, COO and General Counsel
Third Point Ventures LLC executes this signature page as nominee for funds managed and/or advised by Third Point LLC and not in its individual capacity.
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

WESTLY CAPITAL PARTNERS FUND III, L.P.

by its General Partner Westly Capital Associates III, L.L.C.

By:	/s/ Steve Westly

Name:	Steve Westly

Title:	Managing Member

WESTLY CAPITAL PARTNERS FUND II, L.P.

by its General Partner Westly Capital Associates II, L.L.C.

By:	/s/ Steve Westly

Name:	Steve Westly

Title:	Managing Member

GREEN COMMUNITIES FUND, L.P.

by its General Partner Green Communities Associates , L.L.C.

By:	/s/ Steve Westly

Name:	Steve Westly

Title:	Managing Member
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER V, L.P.

By:	Anchorage Capital Group, L.L.C., its investment manager

By:	/s/ Jason Cohen
Name:	Jason Cohen
Title:	Secretary
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

VISTA PUBLIC STRATEGIES FUND, L.P.

By:	Vista Public Strategies Fund GP, LLC, its General Partner

By:	VEP Group, LLC, its Senior Managing Member

By:	/s/ Robert F. Smith

Name:	Robert F. Smith

Title:	Managing Member
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

SINEWAVE VENTURES FUND I, L.P.
By:	SineWave Ventures GP, LLC its General Partner

By:	/s/ Yanev Suissa

Name:	Yanev Suissa

Title:	Managing Member

SINEWAVE VENTURES DIRECT 3B, L.P.
By:	SineWave Ventures GP, LLC its General Partner

By:	/s/ Yanev Suissa

Name:	Yanev Suissa

Title:	Managing Member
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

REDPOINT OMEGA II, L.P.
By:	Redpoint Omega II, LLC Its general partner

By:	/s/ R. Thomas Dyal
Name:	R. Thomas Dyal

Title:	Managing Director

REDPOINT OMEGA ASSOCIATES II, LLC, as nominee

By:	/s/ R. Thomas Dyal
Name:	R. Thomas Dyal

Title:	Managing Director
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

DATA COLLECTIVE II, L.P. on behalf of itself and as nominee for Data Collective II Alpha, L.P., and certain affiliated entities

By:	Data Collective II GP, LLC
Its:	General Partner

By:	/s/ Zachary Bogue
Name:	Zachary Bogue
Title:	Managing Member

DCVC OPPORTUNITY FUND II, L.P. on behalf of itself and as nominee for certain affiliated entities

By:	DCVC Opportunity Fund II GP, LLC
Its:	General Partner

By:	/s/ Zachary Bogue
Name:	Zachary Bogue
Title:	Managing Member
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTORS:

GRANITE HILL OPPORTUNITIES FUND II, L.P.

By:	GH Opportunities GP II, LLC
Its:	general partner

By:	/s/ Sameet Mehta

Name:	Sameet Mehta

Title:	Managing Member
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

SCHEDULE A
SERIES SEED INVESTORS

Name and Address

Granite Hill India Opportunities Fund, L.P.

Granite Hill India Parallel Fund, L.P.

Data Collective II, L.P.

CC11 (B) L.L.C.

Dan and Zoë Scheinman Family Trust
Dated 2/23/01

Elan Scheinman

Name and Address

Roushan A. Zenooz

Andreas Bechtolsheim

LIC Sound, LLC

SCHEDULE B
SERIES A INVESTORS

Tiger Global Private Investment Partners VII, L.P.

With a copy (which shall not constitute notice) to:

Westly Capital Partners Fund II, L.P.

Data Collective II, L.P.

CC11 (B) L.L.C.

Dan and Zoë Scheinman Family Trust
Dated 2/23/01

Elan Scheinman

Roushan A. Zenooz

Andreas Bechtolsheim

Granite Hill India Opportunities Fund, L.P.

Granite Hill India Parallel Fund, L.P.

SCHEDULE C
SERIES B INVESTORS

Third Point Ventures LLC as nominee for funds managed and/or advised by Third Point LLC as nominee for funds managed and/or advised by

With copies to (which shall not constitute notice):

and

SineWave Ventures Fund I, L.P.

Tiger Global Private Investment Partners VII, L.P.

With a copy (which shall not constitute notice) to:

Data Collective II, L.P.

Westly Capital Partners Fund II, L.P.

Granite Hill India Opportunities Fund, L.P.

Granite Hill India Parallel Fund, L.P.

Pradeep & Juhi Aswani Trust

Green Communities Fund, L.P.

SCHEDULE D
SERIES C INVESTORS

Redpoint Omega II, L.P.

Redpoint Omega Associates II, LLC

Exclusive Ventures SA

ITV Ventures IV, Inc.

Third Point Ventures LLC as nominee for funds managed and/or advised by
Third Point LLC

With copies to (which shall not constitute notice):

and

SineWave Ventures Fund I, L.P.

SineWave Ventures Direct 3, L.P.

Anchorage IIliquid Opportunities Offshore Master V, L.P.

DCVC Opportunity Fund II, L.P.

Westly Capital Partners Fund II, L.P.

Green Communities Fund

Granite Hill Opportunities Fund II, L.P.

LIC Sound, LLC

Andreas Bechtolscheim

Vintage Investment Partners VIII (Cayman) L.P.

Vintage Investment Partners VIII (Israel) L.P.

Vintage Opportunity Fund, L.P.

SCHEDULE E
SERIES D INVESTORS

Anchorage Illiquid Opportunities Offshore Master V, L.P.

DCVC Opportunity Fund II, L.P.

Green Communities Fund

Granite Hill Opportunities Fund II, L.P.

Redpoint Omega II, L.P

Redpoint Omega Associates II, LLC

Third Point Ventures LLC as nominee for funds managed and/or advised by Third Point LLC

With copies to (which shall not constitute notice):

and

Vintage Investment Partners VIII (Cayman) L.P.

Vintage Investment Partners VIII (Israel) L.P.

Vintage Opportunity Fund, L.P.

Westly Capital Partners Fund II, L.P.

Westly Capital Partners Fund III, L.P.

SVIC No. 39 New Technology Business Investment L.L.P.

ITV Ventures IV, Inc.

NextEquity Partners LLC

Insight Venture Partners X, L.P.

with a copy to (which shall not constitute notice):

Insight Venture Partners (Cayman) X, L.P.

with a copy to (which shall not constitute notice):

Insight Venture Partners X (Co-Investors), L.P.

with a copy to (which shall not constitute notice):

Insight Venture Partners (Delaware) X, L.P.

With a copy (which shall not constitute notice) to:

SCHEDULE F
SERIES E INVESTORS

Insight Venture Partners X, L.P.
Insight Venture Partners X (Co-Investors), L.P.
Insight Venture Partners (Cayman) X, L.P.
Insight Venture Partners (Delaware) X, L.P.

With a copy (which shall not constitute notice) to:

Third Point Ventures LLC
as nominee for funds managed and/or advised by Third Point LLC

With copies to (which shall not constitute notice):

and

Tiger Global Private Investment Partners VII, L.P.

With a copy (which shall not constitute notice) to:

John Curtius

With a copy (which shall not constitute notice) to:

Anchorage Illiquid Opportunities Offshore Master V, L.P.

Redpoint Omega II, L.P.
Redpoint Omega Associates II, LLC

Data Collective II, L.P.

NextEquity Partners LLC

Green Communities Fund, L.P.
Westly Capital Partners Fund II, L.P.
Westly Capital Partners Fund III, L.P.

SineWave Ventures Fund I, L.P.
SineWave Ventures Direct 3A, L.P.

Integrated Healthcare Services Group, LLC

Alta Park Partners, LLC, General Partner of Alta Park Fund, LP

Vista Public Strategies Fund, L.P.

Qualcomm Ventures LLC

SCHEDULE G
SERIES F INVESTORS

Tiger Global Private Investment Partners XII, L.P.

With a copy (which shall not constitute notice) to:

John Curtius

With a copy (which shall not constitute notice) to:

SCGE Fund, L.P.

Insight Venture Partners X, L.P.
Insight Venture Partners X (Co-Investors), L.P.
Insight Venture Partners (Cayman) X, L.P.
lnsight Venture Partners (Delaware) X, L.P.

Third Point Ventures LLC
as nominee for funds managed and/or advised by Third Point LLC

With copies to (which shall not constitute notice)

and

Westly Capital Partners Fund III, L.P.
Westly Capital Partners Fund II, L.P.
Green Communities Fund, L.P.

Granite Hill Opportunities Fund II, L.P.

Anchorage Illiquid Opportunities Offshore Master V, L.P.

Vista Public Strategies Fund, L.P.

SineWave Ventures Fund I, L.P
SineWave Ventures Direct 3A, L.P.

SCHEDULE H
KEY HOLDERS

Tomer Weingarten

Almog Cohen

Udi Shamir